ERNST & YOUNG LLP                     Suite 3400             Phone: 515 243 2727
                                      801 Grand Avenue
                                      Des Moines, Iowa 50309-2764



                          Consent of Independent Auditors



The Board of Directors and Shareholders
Principal Variable Contracts Fund, Inc.
   (formerly known individually as
   Principal Aggressive Growth Fund, Inc.,
   Principal Asset Allocation Fund, Inc.,
   Principal Balanced Fund, Inc.,
   Principal Bond Fund, Inc.,
   Principal Capital Accumulation Fund, Inc.,
   Principal Emerging Growth Fund, Inc.,
   Principal Government Securities Fund, Inc.,
   Principal Growth Fund, Inc.,
   Principal High Yield Fund, Inc.,
   Principal Money Market Fund, Inc.,
   and Principal World Fund, Inc.)


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights"   and   "Additional   Information   Financial   Statements"  in  the
Prospectuses in Part A and "Financial Statements" in Part B and to the incorporation by reference in Part B of our report dated January 16, 1998 on the financial statements and the financial highlights of Principal Aggressive Growth Fund, Inc., Principal Asset Allocation Fund, Inc., Principal Balanced Fund, Inc., Principal Bond Fund, Inc., Principal Capital Accumulation Fund, Inc., Principal Emerging Growth Fund, Inc., Principal Government Securities Fund, Inc., Principal Growth Fund, Inc., Principal High Yield Fund, Inc., Principal Money Market Fund, Inc., and Principal World Fund, Inc., in this Post Effective Amendment No. 42 to Form N-1A Registration Statement under the Securities Act of 1933 (No. 02-35570) and Registration Statement under the Investment Company Act of 1940 (No. 811-1944) of Principal Variable Contracts Fund, Inc.

/s/ Ernst & Young LLP

Des Moines, Iowa
April 14, 1998

Ernst & Young LLP is a member of Ernst & Young International, Ltd.